Exhibit 99.1

811 Louisiana, Suite 2100 Houston, TX 77002 713.584.1000

Targa Resources Partners LP Announces Expiration and Final Results of Tender Offer for Its 6.750% Senior Notes due 2024

HOUSTON, TX—August 17, 2020—Targa Resources Partners LP (“Targa Resources Partners” or the “Partnership”), a subsidiary of Targa Resources Corp. (NYSE:TRGP) announced today that its previously announced cash tender offer (the “Tender Offer”) to purchase any and all of its 6.750% senior notes due 2024 (the “2024 Notes”) expired at 5:00 p.m., New York City time, on August 17, 2020 (the “Expiration Time”). As of the Expiration Time, $262,131,000 aggregate principal amount of the 2024 Notes (45.2%) were validly tendered, which excludes $14,143,000 aggregate principal amount of the 2024 Notes that remain subject to guaranteed delivery procedures. Targa Resources Partners expects to accept for payment all such 2024 Notes validly tendered and not validly withdrawn in the Tender Offer and expects to make payment for the 2024 Notes on August 18, 2020, subject to Targa Resources Partners’ successful completion of its previously announced debt financing transaction (the “Financing Condition”). Concurrently with the launch of the Tender Offer, Targa Resources Partners exercised its right to optionally redeem any 2024 Notes not validly tendered and purchased in the Tender Offer, pursuant to the terms of the Indenture relating to the 2024 Notes, conditioned upon and subject to satisfaction of the Financing Condition.

This press release is neither an offer to purchase nor a solicitation of an offer to sell any notes in the Tender Offer. In addition, this press release is not an offer to sell or the solicitation of an offer to buy any securities issued in connection with any contemporaneous notes offering, nor shall there be any sale of the securities issued in such offering in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.

About Targa Resources Partners LP

Targa Resources Partners LP is a Delaware limited partnership formed in October 2006 by its parent, Targa Resources Corp. (“TRC” or the “Company”), to own, operate, acquire and develop a diversified portfolio of complementary midstream infrastructure assets. On February 17, 2016, TRC completed the acquisition of all outstanding common units of the Partnership. Targa Resources Corp. is a leading provider of midstream services and is one of the largest independent midstream infrastructure companies in North America. The Company owns, operates, acquires and develops a diversified portfolio of complementary midstream infrastructure assets. The Company is primarily engaged in the business of: gathering, compressing, treating, processing, transporting and selling natural gas; transporting, storing, fractionating, treating and selling NGLs and NGL products, including services to LPG exporters; and gathering, storing, terminaling and selling crude oil.

The principal executive offices of Targa Resources Partners LP are located at 811 Louisiana, Suite 2100, Houston, TX 77002 and their telephone number is 713-584-1000.

Forward-Looking Statements

Certain statements in this release are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of

1934, as amended. All statements, other than statements of historical facts, included in this release that address activities, events or developments that the Partnership expects, believes or anticipates will or may occur in the future are forward-looking statements. These forward-looking statements rely on a number of assumptions concerning future events and are subject to a number of uncertainties, factors and risks, many of which are outside the Partnership’s control, which could cause results to differ materially from those expected by management of the Partnership. Such risks and uncertainties include, but are not limited to, weather, political, economic and market conditions, including a decline in the price and market demand for natural gas, natural gas liquids and crude oil, the impact of pandemics such as COVID-19, actions by the Organization of the Petroleum Exporting Countries (“OPEC”) and non-OPEC oil producing countries, the timing and success of business development efforts; and other uncertainties. These and other applicable uncertainties, factors and risks are described more fully in the Partnership’s filings with the Securities and Exchange Commission, including its Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. The Partnership does not undertake an obligation to update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.

Contact the Company’s investor relations department by email at

InvestorRelations@targaresources.com or by phone at (713) 584-1133.

Sanjay Lad

Vice President – Finance & Investor Relations

Jennifer Kneale

Chief Financial Officer